UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

THE CHEFS’ WAREHOUSE, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT 06877
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(d) On May 15, 2015, following the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of The Chefs’ Warehouse, Inc. (the “Company”), the Board of Directors (the “Board”) of the Company elected John DeBenedetti to the Company’s Board as a director, filling a vacancy resulting from an increase in the size of the Board from seven to eight directors. John DeBenedetti’s election to the Board was related to the Company’s acquisition of Del Monte Capitol Meat Co. and certain related entities (“Del Monte”). John DeBenedetti’s term will expire, along with the terms of the other directors, at the Company’s next annual meeting of stockholders. On April 6, 2015, in connection with the consummation of the Company’s acquisition of Del Monte, John DeBenedetti was also appointed as the Company’s Executive Vice President – Protein; therefore, John DeBenedetti is not an “independent director” as such term is defined in the NASDAQ Listing Rules, and he will not receive compensation for his service as a director of the Company.

Also, in connection with John DeBenedetti’s appointment as the Company’s Executive Vice President – Protein, the Company entered into an employment agreement with John DeBenedetti, pursuant to which he will receive (i) an annual base salary of $350,000; (ii) eligibility to participate in the Company’s 2015 Cash Incentive Plan with a target award equal to 85% of his base salary; (iii) a cash bonus equal to 15% of his base salary on each of the first four anniversary dates of the effective date of his employment agreement; (iv) four weeks of paid vacation annually; and (v) eligibility to participate in all compensation or employee benefit plans or programs and receive all benefits and perquisites for which any salaried employees are eligible under any existing or future plan or program established by the Company for the employees, other than the Company’s 2011 Omnibus Equity Incentive Plan in which John DeBenedetti may participate in the discretion of the Company’s Board or an applicable committee thereof.

In connection with the Company’s acquisition of Del Monte, the Company also issued to T.J. Foodservice Co., Inc., a California corporation (“Service”), and TJ Seafood, LLC, a California limited liability company (“Seafood,” and together with Service, the “Sellers”) approximately $36.75 million in aggregate principal amounts of convertible subordinated notes with a six-year maturity bearing interest at 2.5% per year with a conversion price of $29.70 per share (the “Convertible Subordinated Notes”). The Company may, in certain instances beginning one year following the closing of its acquisition of Del Monte, redeem the Convertible Subordinated Notes for cash or in shares of the Company’s common stock. Moreover, the Company may pay the outstanding principal amount due and owing under the Convertible Subordinated Notes at maturity in either cash or shares of the Company’s common stock. The Convertible Subordinated Notes, which are subordinate to the Company’s and its subsidiaries’ senior debt, are convertible into shares of the Company’s common stock by the Sellers at any time. Each of the Sellers is owned by John DeBenedetti, Theresa Lincoln, Mr. DeBenedetti’s sister, and Victoria DeBenedetti, Mr. DeBenedetti’s mother. The foregoing summary of the Convertible Subordinated Notes does not purport to be a complete description of the parties’ rights and obligations under the Convertible Subordinated Notes and is qualified in its entirety by reference to the complete text of the Convertible Subordinated Notes filed as Exhibit 10.4 and Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 9, 2015.

In connection with the Company’s acquisition of Del Monte, the Company agreed to pay additional contingent consideration, if earned, in the form of an earn-out amount which totals approximately $24.5 million to the Sellers, but payment of which is subject to certain conditions and the successful achievement of certain financial targets by Del Monte and improvements in certain operating metrics for the Company’s protein business over the six years following the closing of the Company’s acquisition of Del Monte, pursuant to the terms of an Earn-Out Agreement, dated April 6, 2015, by and among the Company, Del Monte Capitol Meat Company, LLC, the Sellers, and John DeBenedetti, as the Sellers’ Representative (the “Earn-Out Agreement”). The foregoing summary of the Earn-Out Agreement does not purport to be a complete description of the parties’ rights and obligations under the Earn-Out Agreement and is qualified in its entirety by reference to the complete text of the Earn-Out Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2015.

In connection with the Company’s acquisition of Del Monte, the Company entered into an agreement to lease a production and distribution facility from TJ Management Co., LLC, a California limited liability company that is 50% owned by John DeBenedetti and 50% owned by Theresa Lincoln, Mr. DeBenedetti’s sister. Pursuant to this lease agreement, the Company expects to make lease payments of approximately $155,520 during fiscal 2015.

In connection with the Company’s acquisition of Del Monte, the Company also entered into an agreement to lease a production and distribution facility from David and Victoria DeBenedetti, each of whom is a “family member” of John DeBenedetti. Pursuant to this lease agreement, the Company expects to make lease payments of approximately $166,500 during fiscal 2015.

Additionally, John DeBenedetti’s sister, Theresa Lincoln, is an employee of Del Monte. The Company expects her base salary and benefits for fiscal 2015 will be approximately $164,100, including for the portion of fiscal 2015 prior to consummation of the Company’s acquisition of Del Monte.

The Company has also entered into an Indemnification Agreement with John DeBenedetti in substantially the form of the Form of Indemnification Agreement by and between the Company and its directors and executive officers, which was filed by the Company as Exhibit 10.24 to the amendment to the Company’s Registration Statement on Form S-1 filed with the SEC on July 14, 2011 in connection with the Company’s initial public offering.

Item 5.07

Submission of Matters to a Vote of Security Holders.

(a), (b) At the Annual Meeting held on May 15, 2015, a total of 23,227,609 shares of the Company’s common stock, or 92.6% of the Company’s outstanding shares, were present in person or represented by proxies out of a total of 25,087,911 shares of common stock outstanding and entitled to vote as of the record date for the Annual Meeting. The stockholders voted on three proposals at the Annual Meeting. The results of voting on the three proposals, including final voting tabulations, are set forth below.

1. The stockholders elected Dominick Cerbone, John A. Couri, Joseph Cugine, Alan Guarino, Stephen Hanson, Christopher Pappas and John Pappas to serve as directors to hold office until the annual meeting of stockholders to be held in 2016 and until their successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Dominick Cerbone	22,013,875	111,558	1,102,176
John A. Couri	21,864,394	261,039	1,102,176
Joseph Cugine	22,013,875	111,558	1,102,176
Alan Guarino	21,930,534	194,899	1,102,176
Stephen Hanson	21,669,106	456,327	1,102,176
Christopher Pappas	21,205,713	919,720	1,102,176
John Pappas	21,752,297	373,136	1,102,176

2. The stockholders approved the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2015.

For	Against	Abstentions
23,164,008	34,438	29,163

3. The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s 2015 proxy statement.

For	Against	Abstentions	Broker Non-Votes
21,967,239	156,807	1,387	1,102,176

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel and Corporate Secretary

Date:   May 20, 2015